Exhibit 5

                            WATKINS LUDLAM & STENNIS, P.A.
                                     P.O. Box 427
                                Jackson, MS 39205-0427
                                    August 20, 1997



Merchants Capital Corporation
820 South Street
Vicksburg, Mississippi 39180
(601) 636- 3752

Gentlemen:

         We  have  acted  as  counsel  for  Merchants  Capital  Corporation,   a
Mississippi corporation (the "Company") in connection with the filing of its Registration Statement on Form S-8 (the "Registration Statement") on or about August 14,1997 for the registration of 25,000 shares of Common Stock, par value $5.00 per share, of the Company under the Securities Act of 1933. The Registration Statement is being filed in connection with the Company's offering such shares pursuant to the Merchants Capital Corporation and Merchants Bank Incentive Stock Option Plan of 1997 (the "Plan").

         We have examined the Articles of Incorporation and the amendments thereto, Bylaws, Corporate Minutes and other corporate records and proceedings of the Company relating to its organization and present corporate status and such other corporate records and documents as we have deemed relevant for purposes of this opinion.

         Based on the foregoing, it is our opinion that the shares of Common Stock, par value $5.00 per share, of the Company proposed to be offered by the Prospectus, when issued and sold in accordance with the terms and conditions of the Plan and the Registration Statement shall have become effective and will be legally issued, fully paid and non assessable shares of Common Stock of the Company.

         The Opinion shall be limited to the laws of the State of Mississippi and the federal laws of the United States of America.

         We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading "Legal Matters" in the Prospectus comprising Part I of the Registration Statement.

                         Very truly yours,


                         /s/ Watkins Ludlam & Stennis, P.A.
                         WATKINS LUDLAM & STENNIS, P.A.




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